Exhibit 21.1

HOLLY ENERGY PARTNERS, L.P.

SUBSIDIARIES OF REGISTRANT

State of
Incorporation or
Name of Entity    Organization

HEP Fin-Tex/Trust-River, L.P.            Texas
HEP Logistics GP, L.L.C            Delaware
HEP Mountain Home, L.L.C.            Delaware
HEP Navajo Southern, L.P.            Delaware
HEP Pipeline Assets, Limited Partnership        Delaware
HEP Pipeline GP, L.L.C.            Delaware
HEP Pipeline, L.L.C.                Delaware
HEP Refining GP, L.L.C.            Delaware
HEP Refining Assets, L.P.            Delaware
HEP Refining, L.L.C.                Delaware
HEP SLC, LLC                    Delaware
HEP Tulsa LLC                    Delaware
HEP Woods Cross, L.L.C.            Delaware
HEP UNEV Holdings LLC    Delaware
HEP UNEV Pipeline LLC    Delaware
Holly Energy Finance Corp.    Delaware
Holly Energy Partners – Operating, L.P.        Delaware
Holly Energy Storage – Lovington LLC    Delaware
Cheyenne Logistics LLC    Delaware
El Dorado Logistics LLC    Delaware
Lovington-Artesia, L.L.C    Delaware
Roadrunner Pipeline, L.L.C.    Delaware
UNEV Pipeline, LLC    Delaware